UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2011
Zynex, Inc.
(Exact name of registrant as specified in its charter)

Nevada	33-26787-D	90-0275169

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9990 Park Meadows Drive Lone Tree, Colorado	80124

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 703-4906
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 11, 2011, Zynex, Inc. (the “Company”), its wholly-owned subsidiaries, Zynex Medical, Inc., Zynex Monitoring Solutions Inc. and Zynex NeuroDiagnositc Inc. (collectively with the Company, the “Borrowers”), and CapitalSource Bank, entered into the Waiver, Joinder and First Amendment to Revolving Credit and Security Agreement (the “First Amendment”) to amend the Revolving Credit and Security Agreement dated as of March 19, 2010 (the “Credit Agreement”).
Pursuant to the First Amendment, (i) Zynex Monitoring Solutions Inc. and Zynex NeuroDiagnostic Inc. were added as borrowers to the Credit Agreement, (ii) the minimum EBITDA and minimum cash velocity financial covenants were amended to be more favorable to the Borrowers, and (iii) CapitalSource Bank waived certain previous financial covenant defaults by the Borrowers.
The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1
Waiver, Joinder and First Amendment to Revolving Credit and Security Agreement, dated February 11, 2011, among Zynex, Inc., Zynex Medical, Inc., Zynex Monitoring Solutions Inc., Zynex NeuroDiagnostic Inc. and CapitalSource Bank

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc.
Date: February 16, 2011	By:	/s/ Anthony Scalese
Anthony Scalese
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
Waiver, Joinder and First Amendment to Revolving Credit and Security Agreement, dated February 11, 2011, among Zynex, Inc., Zynex Medical, Inc., Zynex Monitoring Solutions Inc., Zynex NeuroDiagnostic Inc. and CapitalSource Bank